                                                                     EXHIBIT 3.2



                                RESTATED BYLAWS


                                       OF

                                  CARSON, INC.

                               TABLE OF CONTENTS
                               -----------------


                                                           Page
                                                           ----
                                   ARTICLE I

                               Office and Records


     Section 1.1    Delaware Office........................  1
     Section 1.2    Other Offices..........................  1
     Section 1.3    Books and Records......................  1

                                   ARTICLE II

                                  Stockholders


     Section 2.1    Annual Meeting.........................  1
     Section 2.2    Special Meetings.......................  1
     Section 2.3    Notice of Meetings.....................  2
     Section 2.4    Quorum.................................  2
     Section 2.5    Voting.................................  3
     Section 2.6    Proxies................................  3
     Section 2.7    Notice of Stockholder Business and
                      Nominations..........................  3
     Section 2.8    Inspectors of Elections; Opening and
                      Closing the Polls....................  6
     Section 2.9    List of Stockholders...................  7
     Section 2.10   No Stockholder Action by Written
                      Consent..............................  7

                                  ARTICLE III

                                   Directors

     Section 3.1    General Powers.........................  8
     Section 3.2    Number, Tenure and Qualifications......  8
     Section 3.3    Vacancies and Newly Created
                      Directorships........................  8
     Section 3.4    Resignation............................  9
     Section 3.5    Removal................................  9
     Section 3.6    Meetings...............................  9
     Section 3.7    Quorum and Voting...................... 10
     Section 3.8    Written Consent of Directors in Lieu
                      of a Meeting......................... 10
     Section 3.9    Compensation........................... 10
     Section 3.10   Committees of the Board of Directors... 10

                                  ARTICLE IV

                                   Officers

                                                           Page
                                                           ----


     Section 4.1    Elected Officers....................... 11
     Section 4.2    Election and Term of Office............ 11
     Section 4.3    Resignation and Removal................ 12
     Section 4.4    Compensation and Bond.................. 12
     Section 4.5    Chairman of the Board.................. 12
     Section 4.6    President.............................. 12
     Section 4.7    Vice Presidents........................ 13
     Section 4.8    Treasurer.............................. 13
     Section 4.9    Secretary.............................. 13
     Section 4.10   Assistant Treasurers................... 13
     Section 4.11   Assistant Secretaries.................. 14
     Section 4.12   Delegation of Duties................... 14


                                   ARTICLE V

                         Indemnification and Insurance

     Section 5.1    Right to Indemnification............... 14
     Section 5.2    Right to Advancement of Expenses....... 15
     Section 5.3    Right of Indemnitee to Bring Suit...... 15
     Section 5.4    Non-Exclusivity of Rights.............. 16
     Section 5.5    Insurance.............................. 16
     Section 5.6    Indemnification of Employees and Agents
                      of the Corporation................... 16
     Section 5.7    Contract Rights........................ 16

                                   ARTICLE VI

                                     Stock


     Section 6.1    Certificates........................... 17
     Section 6.2    Transfers of Stock..................... 17
     Section 6.3    Lost, Stolen or Destroyed Certificates. 17
     Section 6.4    Stockholder Record Date................ 18

                                  ARTICLE VII

                                      Seal

     Section 7.1    Seal................................... 18

                                 ARTICLE VIII

                                Waiver of Notice

                                                           Page
                                                           ----


     Section 8.1    Waiver of Notice....................... 19

                                   ARTICLE IX

                         Checks, Notes, Drafts, Audits

     Section 9.1    Checks, Notes, Drafts, Etc............. 19
     Section 9.2    Audits................................. 19

                                   ARTICLE X

                                   Amendments

     Section 10.1    Amendments............................ 20

                                RESTATED BYLAWS

                                       OF

                                  CARSON, INC.



                                   ARTICLE I

                               Office and Records
                               ------------------

          Section 1.1  Delaware Office.  The principal office of the Corporation
          -----------  ---------------
in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

          Section 1.2  Other Offices.  The Corporation may have such other
          -----------  -------------
offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

          Section 1.3  Books and Records.  The books and records of the
          -----------  -----------------
Corporation may be kept at the Corporation's principal executive offices in Savannah, Georgia or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.


                                   ARTICLE II

                                  Stockholders
                                  ------------

          Section 2.1  Annual Meeting.  The annual meeting of stockholders of
          -----------  --------------
the Corporation shall be held on such date, at such time and at such place as may be fixed by the Board of Directors.

          Section 2.2  Special Meetings.   A special meeting of the holders of
          -----------  ----------------
stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called only by the Chairman of the Board of the Corporation, and shall be called by the Secretary of the Corporation at the request of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would at the time have if there were no vacancies (the "Whole Board"). The Board of Directors may designate the place of meeting for any special meeting of the stockholders, and if no such designation is made, the place of meeting shall be the principal executive offices of the Corporation.

          Section 2.3  Notice of Meetings.  Whenever stockholders are required
          -----------  ------------------
or permitted to take any action at a meeting, unless all stockholders entitled to vote are present or unless notice is waived as provided in Section 8.1 of these Restated Bylaws, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

          Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

          When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 2.4  Quorum.  Except as otherwise provided by law or by the
          -----------  ------
Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") or by these Restated Bylaws, at any meeting of stockholders the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), either present or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on as a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business).
No notice of the time and place of adjourned meetings need be given except as provided in the last paragraph of Section 2.3 of these Restated Bylaws. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 2.5  Voting.  Whenever directors are to be elected at a
          -----------  ------
meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the Certificate of Incorporation or by these Restated Bylaws, be authorized by a majority of the votes cast with respect thereto at the meeting by the holders of stock entitled to vote thereon.

          Except as otherwise provided by law, or by the Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

          Upon the demand of any stockholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

          Section 2.6  Proxies.  Each stockholder entitled to vote at a meeting
          -----------  -------
of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney. Such proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting.

          Section 2.7  Notice of Stockholder Business and Nominations.
          -----------  ----------------------------------------------

          (A) Annual Meeting of Stockholders.
              ------------------------------

          (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.3 of these Restated Bylaws, (b) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or (c) by any stockholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such stockholder, as the case may be, who complies with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 2.7 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below.

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law (the "GCL"). To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided,
                                                                 --------
however, that in the event that the date of the annual meeting is advanced by
-------
more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything herein to the contrary, if less than seventy (70) days' notice was given for such annual meeting, a stockholder's notice shall be timely if delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not more than ten (10) days following the date on which such notice was given. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Section 2.7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty
(80) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by paragraph (A)(2) of this Section 2.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

          (B) Special Meeting of Stockholders.  Only such business shall be
              -------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section
2.3 of these Restated Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors, who complies with the notice procedures set forth in this paragraph (B) and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this Section 2.7 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth
(10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (C) General.  (1) Only persons who are nominated in accordance with
              -------
the procedures set forth in this Section 2.7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.7.

          (2) Except as otherwise provided by law, the Certificate of Incorporation or this Section 2.7, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.7 and, if any proposed nomination or business is not in compliance with this Section 2.7, to declare that such defective nomination or proposal shall be disregarded.

          (3) For purposes of this Section 2.7, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (4) Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7. Nothing in this Section 2.7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy materials with respect to a meeting of stockholders pursuant to Rule 14a-8 under Exchange Act.

          Section 2.8  Inspectors of Elections; Opening and Closing the Polls.
          -----------  ------------------------------------------------------

          (A) The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the GCL.

          (B) The chairman of the meeting shall fix and announce at the meeting the time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

          Section 2.9  List of Stockholders.  The officer who has charge of the
          -----------  --------------------
stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          Section 2.10  No Stockholder Action by Written Consent.  Subject to
          ------------  ----------------------------------------
the rights of the holders of any series of preferred stock, par value $.01 per share, of the Corporation (the "Preferred Stock") or any other series or class of stock as set forth in the Certificate of Incorporation to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be taken at an annual or special meeting of the stockholders and may not be taken by any consent in writing by such stockholders.

                                 ARTICLE III

                                   Directors
                                   ---------

          Section 3.1  General Powers.  The business and affairs of the
          -----------  --------------
Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Restated Bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Restated Bylaws required to be exercised or done by the stockholders.

          Section 3.2  Number, Tenure and Qualifications.  The number of
          -----------  ---------------------------------
directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not more than 15 nor less than 10 directors. The directors shall be divided into three classes as nearly equal in number as possible, and designated as Class I, Class II and Class III. Class I directors shall be initially elected for a term expiring at the 1997 annual meeting of stockholders, Class II directors shall be initially elected for a term expiring at the 1998 annual meeting of stockholders and Class III directors shall be initially elected for a term expiring at the 1999 annual meeting of stockholders. Members of each class shall hold office until their successors shall have been duly elected and qualified. At each succeeding annual meeting of stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified.

          Section 3.3  Vacancies and Newly Created Directorships. Unless the
          -----------  -----------------------------------------
Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

          Section 3.4  Resignation.  Any director may resign at any time upon
          -----------  -----------
written notice to the Corporation.   Any such resignation shall take effect at
the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

          Section 3.5  Removal.  Any director may be removed from office at any
          -----------  -------
time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

          Section 3.6  Meetings.  Meetings of the Board of Directors, regular or
          -----------  --------
special, may be held at any place within or without the State of Delaware. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. An annual meeting of the Board of Directors shall be held at the same place and immediately following each annual meeting of stockholders, and no further notice thereof need be given other than this Bylaw. The Board of Directors may, by resolution, fix times and places for additional regular meetings of the Board of Directors and no further notice of such meetings other than such resolution need be given. A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, or by a majority of the Whole Board, at such time and place as shall be specified in the notice or waiver thereof. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Notice of any special meeting shall be given to each director at his or her business or residence in writing or by telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of

Directors need be specified in the notice of such meeting, except for amendments to these Restated Bylaws as provided under Section 10.1 of these Restated Bylaws.

          Section 3.7  Quorum and Voting.  A whole number of directors equal to
          -----------  -----------------
at least a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if there be less than a quorum, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law, by the Certificate of Incorporation, or by these Restated Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 3.8  Written Consent of Directors in Lieu of a Meeting.  Any
          -----------  -------------------------------------------------
action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

          Section 3.9  Compensation.  Directors may receive compensation for
          -----------  ------------
services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

          Section 3.10  Committees of the Board of Directors.  The Board of
          ------------  ------------------------------------
Directors may from time to time, by resolution passed by majority of the Whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the Whole Board.


                                   ARTICLE IV

                                    Officers
                                    --------

          Section 4.1  Elected Officers.   The elected officers of the
          -----------  ----------------
Corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer, and may also include one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this
Article IV, together with such other powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. The Chairman of the Board shall be chosen from among the directors. Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

          Section 4.2  Election and Term of Office.  The elected officers of the
          -----------  ---------------------------
Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to
Section 4.3 of these Restated Bylaws, each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until such officer shall resign.

          Section 4.3  Resignation and Removal.  Any officer may resign at any
          -----------  -----------------------
time upon written notice to the Corporation. Any elected officer may be removed by a majority of the members of the Whole Board, with or without cause, at any time. The Board of Directors may delegate such power of removal as to officers, agents and employees not elected by the Board of Directors. Such removal shall be without prejudice to a person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights for compensation by virtue of such appointment beyond the date of such officer's death, resignation, removal or the election of such officer's successor, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

          Section 4.4  Compensation and Bond.  The compensation of the officers
          -----------  ---------------------
of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

          Section 4.5  Chairman of the Board.  The Chairman of the Board shall
          -----------  ---------------------
preside at all meetings of stockholders and of the Board of Directors. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation, shall make reports to the Board of Directors and the stockholders and shall perform all duties incidental to such office which may be required by law and all such other duties as are properly required by the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

          Section 4.6  President.  The President shall act in a general
          -----------  ---------
executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors.

          Section 4.7  Vice Presidents.  Each Vice President shall have such
          -----------  ---------------
powers and perform such duties as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President.

          Section 4.8  Treasurer.  The Treasurer shall have charge of all funds
          -----------  ---------
and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize. He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

          Section 4.9  Secretary.  The Secretary shall record all the
          -----------  ---------
proceedings of the meetings of the stockholders, directors, and any committee thereof in a book to be kept for that purpose and shall also record therein all action taken by written consent of directors in lieu of a meeting. He or she shall attend to the giving and serving of all notices of the Corporation. He or she shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required. He or she shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the President, the Chairman of the Board or the Board of Directors.

          Section 4.10  Assistant Treasurers.  In the absence or inability to
          ------------  --------------------
act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the

Treasurer. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

          Section 4.11  Assistant Secretaries.  In the absence or inability to
          ------------  ---------------------
act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

          Section 4.12  Delegation of Duties.  In case of the absence of any
          ------------  --------------------
officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.


                                   ARTICLE V

                         Indemnification and Insurance
                         -----------------------------

          Section 5.1  Right to Indemnification.  Each person who was or is made
          -----------  ------------------------
a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection therewith; provided, however, that
                      --------  -------
except as provided in Section 5.3 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

          Section 5.2  Right to Advancement of Expenses.  The right to
          -----------  --------------------------------
indemnification conferred in Section 5.1 shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the GCL requires, an
                            --------  -------
advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.2 or otherwise.

          Section 5.3  Right of Indemnitee to Bring Suit.  If a claim under
          -----------  ---------------------------------
Section 5.1 or Section 5.2 is not paid in full by the Corporation within thirty
(30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.
If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the GCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

          Section 5.4  Non-Exclusivity of Rights.  The right to indemnification
          -----------  -------------------------
and the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 5.5  Insurance.  The Corporation may maintain insurance, at
          -----------  ---------
its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

          Section 5.6  Indemnification of Employees and Agents of the
          -----------  ----------------------------------------------
Corporation.  The Corporation may, to the extent authorized from time to time by
-----------
the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

          Section 5.7  Contract Rights.  The rights to indemnification and to
          -----------  ---------------
the advancement of expenses conferred in Section 5.1 and Section 5.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                                  ARTICLE VI

                                     Stock
                                     -----

          Section 6.1  Certificates.  Certificates for stock of the Corporation
          -----------  ------------
shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. Any of or all the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

          Section 6.2  Transfers of Stock.  Transfers of stock shall be made
          -----------  ------------------
only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these Restated Bylaws and the GCL, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board of Directors may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

          Section 6.3  Lost, Stolen or Destroyed Certificates. The Corporation
          -----------  --------------------------------------
may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements as it deems appropriate under the circumstances.

          Section 6.4  Stockholder Record Date.  In order that the Corporation
          -----------  -----------------------
may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

          If no record date is fixed by the Board of Directors, (l) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the
--------  -------
adjourned meeting.

          Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.


                                  ARTICLE VII

                                      Seal
                                      ----

          Section 7.1  Seal.  The seal of the Corporation shall be circular in
          -----------  ----
form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation
and the words "Corporate Seal" and "Delaware".   The seal may be used by
causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                  ARTICLE VIII

                                Waiver of Notice
                                ----------------

          Section 8.1  Waiver of Notice.  Whenever notice is required to be
          -----------  ----------------
given to any stockholder or director of the Corporation under any provision of the GCL or the Certificate of Incorporation or these Restated Bylaws, a written waiver thereof, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder's attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.


                                   ARTICLE IX

                         Checks, Notes, Drafts, Audits
                         -----------------------------

          Section 9.1  Checks, Notes, Drafts, Etc.  Checks, notes, drafts,
          -----------  ---------------------------
acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

          Section 9.2  Audits.  The accounts, books and records of the
          -----------  ------
Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

                                   ARTICLE X

                                  Amendments
                                  ----------

          Section 10.1  Amendments.  These Restated Bylaws may be amended, added
          ------------  ----------
to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given in the
              --------
notice of the meeting and, in the case of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting; provided, however,
                                                           --------  -------
that, in the case of amendments by stockholders, notwithstanding any other provisions of these Restated Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, the Certificate of Incorporation or these Restated Bylaws, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding shares of Voting Stock, either present or represented by proxy, voting together as a single class, shall be required to alter, amend or repeal any provision of these Restated Bylaws.